Exhibit 99.5

Consolidated Financial Statements

AR Topco, LLC and Subsidiaries

As of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and September 30, 2017

AR Topco, LLC and Subsidiaries

Table of contents

Consolidated financial statements:

Consolidated balance sheets	2

Consolidated statements of comprehensive loss	3

Consolidated statements of changes in members’ equity	4

Consolidated statements of cash flows	5

Notes to consolidated financial statements	6-14

AR Topco, LLC and Subsidiaries	2

Consolidated Balance Sheets

(in thousands)

	Successor
	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$7,936	$5,967
Receivables, net	7,072	6,162
Prepaid expenses and other current assets	555	489

Total current assets	15,563	$12,618

Non-current Assets
Property and equipment, net	2,281	2,624
Goodwill	75,983	75,400
Intangibles, net	48,256	51,244
Other assets	257	255

Total non-current assets	126,777	129,523

Total Assets	$142,340	$142,141

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$7,480	$5,561
Accrued expenses	4,952	5,504
Deferred revenue	9,617	6,925
Current portion of long-term debt	300	300

Total current liabilities	22,349	18,290

Non-current Liabilities
Long-term debt, net of current portion	28,732	28,856
Other long-term liabilities, non-current	296	378

Total non-current liabilities	29,028	29,234

Members’ Equity
Series A Preferred Units	102,038	102,038
Series B Common Units	—	—
Accumulated deficit	(11,073)	(7,425)
Accumulated other comprehensive income	(2)	4

Total members’ equity	90,963	94,617

Total Liabilities and Members’ Equity	$142,340	$142,141

The accompanying notes are an integral part of these consolidated financial statements.

AR Topco, LLC and Subsidiaries	3

Consolidated Statements of Comprehensive Loss

(in thousands)

	Successor		Predecessor
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Net Revenues	$22,665	$63,488	$19,589	$57,937
Cost of Revenues	12,314	36,291	10,496	31,206

Gross Profit	10,351	27,197	9,093	26,731

Operating Expenses
Research and development	2,451	6,878	1,960	5,754
Selling, general and administrative	7,977	22,327	5,401	15,323

Total operating expenses	10,428	29,205	7,361	21,077

Operating Income (Loss)	(77)	(2,008)	1,732	5,654

Other Expense
Interest expense	(533)	(1,533)	(86)	(158)
Other Income / (expense)	7	(9)	(3)	(2)

Total other expense	(526)	(1,542)	(89)	(160)

Income tax expense	(51)	(98)	(1)	(9)

Net Income / (Loss)	$(654)	$(3,648)	$1,642	$5,485

Other comprehensive income, net of tax
Foreign currency translation adjustment	—	(6)	—	—

Other comprehensive income	—	(6)	—	—

Comprehensive Income / (Loss)	$(654)	$(3,654)	$1,642	$5,485

The accompanying notes are an integral part of these consolidated financial statements.

AR Topco, LLC and Subsidiaries	4

Consolidated Statements of Changes in Members’ Equity

(in thousands)

Predecessor
In thousands	Series A Preferred Units	Series A Preferred Units	Series B Common Units	Series B Common Units	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity
Balance, January 1, 2017	—	$—	$—	$388	$(2,176)	$(34)	$(1,822)

Capital contributions from owner							—
Net income (loss)					5,485		5,485
Distributions					(1,430)		(1,430)
Options exercised at $6 per unit				600			600
Other comprehensive income						—	—

Balance, September 30, 2017	—	$—	$—	$988	$1,879	$(34)	$2,833

Successor
In thousands	Series A Preferred Units	Series A Preferred Units	Series B Common Units	Series B Common Units	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity
Balance, January 1, 2018	102,038	$102,038	102,038	$—	$(7,425)	$4	$94,617

Capital contributions from owner							—
Net income (loss)					(3,648)		(3,648)
Other comprehensive income						(6)	(6)

Balance, September 30, 2018	102,038	$102,038	102,038	$—	$(11,073)	$(2)	$90,963

The accompanying notes are an integral part of these consolidated financial statements.

AR Topco, LLC and Subsidiaries	5

Consolidated Statement of Cash Flows

For the Periods from January 1, 2018 to September 30, 2018 and January 1, 2017 to September 30, 2017 (Continued)

(in thousands)

	Successor	Predecessor
	Nine months ended September 30, 2018	Nine months ended September 30, 2017
Operating Activities
Net (Loss) / Income	$(3,648)	$5,485
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,066	601
Amortization of debt financing costs	101	34
Changes in operating assets and liabilities, net of acquisition-related assets and liabilities:
Receivables	(786)	(633)
Prepaid expenses and other current assets	(62)	(4,144)
Accounts payable	1,207	1,570
Deferred revenue	2,517	341
Accrued expenses	(552)	(1,050)

Net Cash Provided By Operating Activities	3,843	2,204

Investing Activities
Purchases of property and equipment	(367)	(737)
Payment for Roaring Penguin acquisition, net of $116 cash acquired	(1,276)	—

Net Cash (Used In) Investing Activities	(1,643)	(737)

Financing Activities
Proceeds from long-term debt	—	3,500
Repayment of long-term debt	(225)	(414)
Distributions	—	(1,430)

Net Cash Provided By / (Used In) Financing Activities	(225)	1,656

Effect of exchange rate changes on cash	(6)	39
Net Increase in Cash and Cash Equivalents	1,969	3,162

Cash and Cash Equivalents - Beginning of Period	5,967	5,612

Cash and Cash Equivalents - End of Period	$7,936	$8,774

Supplemental Cash Flow Disclosures:
Cash paid for interest	$1,533	$158

Non-Cash Investing and Financing Activities:
Advances to members for options exercised	$—	$600

AR Topco, LLC and Subsidiaries (in thousands)	6

Notes to consolidated financial statements

1	Nature of Business

AR Topco, LLC (the “Company”, “we”, “our” and “us”) was incorporated in the state of Delaware on September 7, 2017 to receive, acquire and own 100% of the membership interests in AppRiver LLC (“AppRiver”), an operating company incorporated in the state of Florida.

AR Topco, LLC is owned by AppRiver Marlin Topco, L.P. (87.26%), a limited partnership incorporated in the state of Delaware, and AppRiver Holdings LLC (12.74%), an S-corporation incorporated in the state of Florida. AppRiver Marlin Topco, L.P. is wholly-owned by affiliates of Marlin Equity Partners (“Marlin”), a private equity firm based in the United States. All references to Marlin throughout these notes refer collectively to Marlin Equity Partners and those affiliates.

AppRiver Holdings LLC (“Holdings”) is owned by the former members of AppRiver, who contributed 100% of their membership interests in AppRiver to Holdings. On September 14, 2017, Holdings entered into a Membership Interests Purchase Agreement by which it effectively sold 100% of its membership interests in AppRiver to AppRiver Marlin Topco, L.P. (see Note 3). This purchase and sale, hereinafter referred to as the “AppRiver Acquisition”, closed on October 5, 2017, which is when we commenced operations. We did not engage in any significant operating activities between the date of our incorporation and the closing of the AppRiver Acquisition on October 5, 2017. Concurrent with the AppRiver Acquisition, Holdings acquired from AppRiver Marlin Topco, L.P. a 12.74% interest in the Company.

AppRiver is based in Gulf Breeze, Florida and provides email security solutions to businesses, including protection from spam, viruses, and internet malware. In order to provide these services, AppRiver maintains a significant vendor relationship. AppRiver expects to maintain this relationship.

AppRiver operates in Europe through its wholly-owned subsidiaries AppRiver AG, a Swiss company (hereinafter referred to as “AG”) and AppRiver AG Spain SL, a Spanish company (hereinafter referred to as “SLU”).

In addition, AppRiver owns 50% of ARM Research Labs, Inc. ARM is a privately funded research and development group created to develop solutions through advanced technologies. The investment in ARM is recorded using the equity method of accounting, which requires the Company to record its pro rata share of ARM’s profits and losses by adjusting the carrying value of its investment in ARM, which is included in other income/(expense) in the consolidated statement of comprehensive loss.

AppRiver is based in Gulf Breeze, Florida and provides email security solutions to businesses, including protection from spam, viruses, and internet malware. In order to provide these services, AppRiver maintains a significant vendor relationship. AppRiver expects to maintain this relationship.

AppRiver operates in Europe through its wholly-owned subsidiaries AppRiver AG, a Swiss company (hereinafter referred to as “AG”) and AppRiver AG Spain SL, a Spanish company (hereinafter referred to as “SLU”). In addition, AppRiver owns 50% of ARM Research Labs, Inc.

2	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in conformity with generally accepted accounting principles of the United States of America (US GAAP). The consolidated financial statements include accounts of AR Topco, LLC’s subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

Predecessor and Successor Reporting

Prior to October 5, 2017, the consolidated financial statements that represented AppRiver’s business includes the accounts of AppRiver, LLC (AppRiver), AppRiver AG (AG) and AppRiver AG Spain, SL (SLU). Upon completion of the AppRiver Acquisition on October 5, 2017 (“AppRiver Acquisition Date”), Marlin acquired 100% of the issued and outstanding voting interests of the AR Topco, LLC and its subsidiaries, including AppRiver, LLC. The transaction was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combinations. Operations and financial reporting continue to be maintained at the AppRiver, LLC level. The push down accounting was applied in which assets and liabilities of AR Topco, LLC and its subsidiaries were recorded at their perspective fair value as of the AppRiver Acquisition Date. Please see Note 3 for further discussion.

AR Topco, LLC’s consolidated statement of comprehensive loss subsequent to the AppRiver Acquisition includes amortization and depreciation expense based on the fair value of AR Topco, LLC’s intangible assets and property and equipment. In addition, effective with the AppRiver Acquisition, the consolidated financial statements of the AppRiver business was prepared for AR Topco, LLC and its subsidiaries instead of AppRiver LLC and subsidiaries prior to the AppRiver Acquisition. Therefore, AppRiver’s financial information prior to the AppRiver Acquisition is not comparable to its financial information subsequent to the AppRiver Acquisition.

Due to the impact of push down accounting, the financial statements and certain note presentations were separated by a “black line” division into two distinct periods, the period before the consummation of the AppRiver Acquisition (labeled Predecessor) and the period after that date (labeled Successor), to indicate the application of different basis of accounting between the periods presented.

AR Topco, LLC and Subsidiaries (in thousands)	7

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant judgments and estimates relate to provisions for customers’ allowances, income taxes, contingencies, determining the fair value of acquired assets and liabilities in the business combination and assessing the impairment of goodwill and long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of currency, demand deposits, any investments with an original maturity of 90 days or less and all Credit and Debit card transactions that settle in less than seven days. Credit card receivables included in cash and cash equivalents at September 30, 2018 and December 31, 2017 was $449 and $486 respectively. These are considered cash equivalents because they are both short term and highly liquid in nature. The Company deposits its cash in what management believes are high credit quality financial institutions. The balance, at times, may exceed federally insured limits and may be held at financial institutions outside of the United States of America.

Accounts Receivable

Accounts receivable are due from customers for services provided and are presented at face value, net of an allowance for doubtful accounts. Management analyzes historical bad debts, current economic trends, and changes in the customer’s payment tendencies when evaluating the allowance for doubtful accounts. The allowance at September 30, 2018 and December 31, 2017 for the Successor was $100. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company does not charge interest on past due receivables.

Property and Equipment

Property and equipment are recorded at cost and depreciated by the straight-line method over the lesser of the estimated useful life or the lease term. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income or expense for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Estimated useful lives for both the Predecessor and Successor are generally as follows:

Estimated Life
Computer and office equipment	4 years
Furniture and fixtures	10 years
Software	3 years
Leasehold Improvements	Shorter of estimated useful life or lease term

Revenue Recognition

The Company’s revenues are derived primarily from providing software services under subscription agreements. The revenue is recognized ratably over the contract term commencing with the date that service is made available to the customer and all other revenue recognition criteria have been satisfied. For subscriptions extending past the fiscal year, revenues are deferred until earned in the subsequent period. Included in accounts receivable in the consolidated balance sheet at September 30, 2018 for the Successor is $780 of unbilled revenue. Included in accounts receivable in the consolidated balance sheet at December 31, 2017 is $417 of unbilled revenue.

Deferred Revenues

Deferred revenues primarily consist of billings or payments received in advance of revenue recognition from the subscription services described above and is recognized as the revenue recognition criteria are met.

Cost of Revenues

Cost of revenues includes hosting costs, licensing fees, salaries and benefits for support personnel, merchant fees and depreciation and amortization related to property and equipment delivery services.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expenses for the three and nine month periods ending September 30, 2018 for the Successor were $354 and $1,878 respectively. Advertising expenses for the three and nine month periods ending September 30, 2017 for the Predecessor were $445 and $1,439 respectively.

Income Taxes

The Predecessor elected to be treated as an S Corporation (i.e. a pass-through entity) for U.S. federal and state income tax purposes. All income or losses of the Predecessor passed directly to the individual members. Consequently, taxes based on income or loss of the U.S. S Corporation were primarily the responsibility of the individual members. The Successor is a wholly-owned disregarded entity owned by Zix Corp and is classified as a Partnership (i.e., a pass-through entity) for U.S. federal and state income tax purposes. All income or losses of the Company pass directly to its partners. Consequently, taxes based on income or loss of the U.S. partnership are primarily the responsibility of the individual partners.

The Company operates subsidiaries in Switzerland and Spain which are subject to tax in their respective countries. For U.S. tax purposes both entities are treated as controlled foreign corporations and their taxable income or loss does not pass through to the Company. For the three and nine month periods ending September 30, 2018, the Successor recorded $51 and $98 respectively of current tax expense with respect to the foreign subsidiaries. For the three and nine month periods ending September 30, 2017, the Predecessor recorded and $1 and $9 respectively. There are no deferred tax assets or liabilities at September 30, 2018 or December 31, 2017.

AR Topco, LLC and Subsidiaries (in thousands)	8

The Company currently believes that no reserve is necessary for uncertain tax positions. However, no assurance can be given that the final tax outcome of these matters will not be different. To the extent that the final tax outcome is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made.

The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company’s consolidated statement of comprehensive loss.

Foreign Currency Transactions

The functional currency of the Company’s foreign subsidiaries is the local currency in the country in which the subsidiary is located. Transactions denominated in currencies other than an entity’s functional currency are remeasured into the entity’s functional currency at the exchange rate in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Translation gains and losses are included as a separate component of member’s equity. Foreign currency transaction gains and losses are recognized in Other Expense in the consolidated statement of comprehensive loss.

Neither foreign currency exchange losses nor unrealized losses for the three and nine month periods ending September 30, 2018 and 2017, were material to the Successor’s or Predecessor’s financial results.

Fair Value Measurements

Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between market participants. The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their respective fair values due to their relatively short period of time to maturity.

Intangible Assets

Intangible assets with finite lives are amortized using the straight-line method over their estimated useful lives and reviewed for impairment when indicators of impairment exist, such as a significant decline in demand for our products and underlying technology and reduced product margins indicating declining operating performance or cash flows. The estimated useful lives of these assets are evaluated to determine if a change in an estimate is required. The remaining carrying value of the asset is amortized prospectively over the remaining adjusted useful life of the asset. The review for potential impairment and change in estimated useful lives requires us to use estimates and judgments of future cash flows, consistent with plans and estimates we use to manage related product cash flows.

Impairment of Long-Lived Assets

Our long-lived assets are reviewed for impairment when events or changes in business conditions indicate that their carrying value may not be recoverable. We measure recoverability of these assets by comparing the carrying amounts to the estimated undiscounted future cash flows the assets are expected to generate. If our long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its market value.

Goodwill

Goodwill represents the purchase price in excess of fair values assigned to the underlying net tangible and identifiable intangible assets of acquired businesses.

We evaluate the goodwill for impairment annually in the fourth quarter, or when there is reason to believe that the value has been diminished or impaired. Evaluations for possible impairment are based upon a comparison of the estimated fair value of the reporting unit to which the goodwill has been assigned, versus the sum of the carrying value of the assets and liabilities of that unit including the assigned goodwill value. We include our entire Company as the reporting unit. The fair values used in this evaluation are estimated based on the value of the company, which is determined on an annual basis. Impairment is deemed to exist if the net book value of the unit exceeds its estimated fair value. No impairment was recorded for any of the periods presented.

Deferred Financing Costs

Costs incurred in connection with originating long-term debt have been capitalized and are classified in the accompanying consolidated balance sheet as a reduction of the long-term note payable balance to which those costs relate. These deferred financing costs are being amortized over the life of the underlying debt obligation utilizing the straight-line method, which approximates the effective interest method. Amortization of deferred financing costs is included in the line item Interest Expense in the accompanying consolidated statement of comprehensive loss.

Recent Accounting Pronouncements

During May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU No. 2015-14, which defers the effective date of ASU No. 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU No. 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company may elect to apply the guidance earlier, but no earlier than fiscal years beginning after December 15, 2016. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently assessing the effect that Topic 606 (as amended) will have on its consolidated results of operations, financial position and cash flows and does not expect the adoption to have a material impact.

AR Topco, LLC and Subsidiaries (in thousands)	9

During February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU No. 2016-02 was issued to increase transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a lease liability and a right-of-use asset (as defined). ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with earlier application permitted. Upon adoption, the lessee will apply the new standard retrospectively to all periods presented or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is currently assessing the effect that ASU No. 2016-02 will have on its consolidated results of operations, financial position and cash flows.

During January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.” ASU No. 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. ASU No. 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently assessing the effect that ASU No. 2016-02 will have on its consolidated results of operations, financial position and cash flows.

3	Business Combination

AppRiver Acquisition

As mentioned in Note 1 – Nature of Business, on October 5, 2017, the Company acquired, through its wholly-owned subsidiary AppRiver MidCo LLC (“MidCo”), 100% of the membership interests of AppRiver for a purchase price of $130,000, plus net adjustments of $2,000. In 2018, Marlin paid an additional $865. The purchase price was funded with third party debt of $30,000, capital contributions from Marlin of $89,000 and from $13,000 of equity contributed by members of the Seller. This transaction is hereinafter referred to as “the AppRiver Acquisition.”

The AppRiver Acquisition was accounted for using the acquisition method of accounting. Accordingly, the purchase price was allocated, as shown in the table below, to identifiable assets acquired and liabilities assumed based on estimated fair values at the acquisition date.

Fair Value
Assets
Accounts receivable	$6,902
Sales tax escrow and receivable	1,740
Cash and other current assets	1,054
Long-term assets	254
Property and equipment	2,770
Goodwill	75,400
Acquired intangible assets, net	52,950

Total Assets Acquired	$141,070

Liabilities
Accounts payable	$2,796
Sales tax liability	1,740
Deferred revenues	6,462
Other accrued liabilities	3,386

Total Liabilities Acquired	$14,384

Net Assets Acquired	$126,686

The excess of the cost of the AppRiver Acquisition over the fair values of the net tangible and intangible assets acquired – which included $5,550 of trademarks and $29,100 of developed technologies, $18,300 of customer lists, net of $391 for an unfavourable acquired leasehold interest - was recorded as Goodwill. Goodwill recognized is primarily attributable to estimated future growth of the Company.

The Company incurred approximately $3,914 of acquisition related costs for certain legal, financial and management consulting services from various consulting firms which has been included in General and administrative expenses on the accompanying consolidated statement of comprehensive loss. The Company also incurred debt financing costs of $802 (see Note 6).

Roaring Penguin Acquisition

On March 26, 2018, the Company, through its wholly-owned affiliate AppRiver, acquired 100% of the outstanding shares of Roaring Penguin Software, Inc., a company incorporated in the province of Ontario, Canada for a base purchase price of approximately $1,705 ($2,200 Canadian dollars). The acquisition is hereinafter referred to as “the RP Acquisition.”

AR Topco, LLC and Subsidiaries (in thousands)	10

The RP Acquisition was accounted for using the acquisition method of accounting. Accordingly, the purchase price has been preliminarily allocated to identifiable tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the acquisition date. The purchase price includes (i) $233 of consideration relating to an earn-out arrangement based on recurring revenue earned for a period for the period falling 13 to 24 months (inclusive) after the closing date, as compared to recurring revenue from the same customers for the 12 month period ending December 31, 2017 (the “Earn-Out”), and (ii), $411 of consideration that has been held back in lieu of escrow and may be paid to the sellers, post-closing, pending the outcome of some potential future payments the Company may have to make for which the sellers remain liable (the “Hold-Back”). Both amounts represent our estimates of the fair value of these liabilities as of the acquisition date.

Provisional Fair Value
Cash and cash equivalents	$116
Accounts receivable and other current assets	124
Other current assets	6
Intangible assets	1,450

Total assets acquired	1,696

Accounts payable and other accrued liabilities	712
Deferred revenue	175

Total liabilities acquired	887

Net assets acquired	809
Total Purchase Price	1,392

Goodwill	$583

The initial accounting for the business combination is not yet completed. The table above reflects the Company’s current estimates for consideration paid and the assets acquired and liabilities assumed related to the RP Acquisition based on information available as of the acquisition date.

For tax purposes, the goodwill expected to be deductible for tax purposes for the AppRiver and Roaring Penguin acquisitions is $86,819.

4	Property and Equipment

Property and equipment consisted of the following at September 30, 2018:

	Successor
	September 30, 2018	December 31, 2017
Leasehold improvements	$554	$371
Computer and office equipment	2,267	2,022
Furniture and fixtures	373	373
Purchased software for internal use	24	86

Total property and equipment	3,218	2,852
Accumulated Deprecation	(937)	(228)

Property and equipment, net	$2,281	$2,624

For the three and nine month periods ending September 30, 2018, depreciation expense for the Successor was recorded in the amounts of $243 and $710 respectively. For the three month period, $78 of the depreciation expense is included in Cost of revenues and $165 is included in Depreciation and amortization expense as appropriate in the accompanying consolidated statement of comprehensive loss. For the nine month period, $183 and $527 of depreciation expense was included in Cost of revenues and Depreciation and amortization expense respectively.

For the three and nine month periods ending September 30, 2017, depreciation expense for the Predecessor was recorded in the amounts of $185 and $601 respectively. For the three month period, $57 of the depreciation expense is included in Cost of revenues and $128 is included in Depreciation and amortization expense as appropriate in the accompanying consolidated statement of comprehensive loss. For the nine month period, $237 and $364 of depreciation expense was included in Cost of revenues and Depreciation and amortization expense respectively.

5	Goodwill and Intangible Assets

Goodwill

Goodwill of $75,983 arose from the AppRiver and Roaring Penguin acquisitions (see Note 3 – Business Combination). Goodwill was 53.1% of total assets as of September 30, 2018. The Predecessor did not have goodwill as of September 30, 2017.

We evaluate the goodwill for impairment annually in the fourth quarter, or when there is reason to believe that the value has been diminished or impaired. Evaluations for possible impairment are based upon a comparison of the estimated fair value of the reporting unit to which the goodwill has been assigned, versus the sum of the carrying value of the assets and liabilities of that unit including the assigned goodwill value. We include our entire Company as the reporting unit. The fair values used in this evaluation are estimated based on the value of the company, which is determined on an annual basis. Impairment is deemed to exist if the net book value of the unit exceeds its estimated fair value. No impairment was recorded for any of the periods presented.

AR Topco, LLC and Subsidiaries (in thousands)	11

Intangible Assets

The gross carrying amount and accumulated amortization of intangible assets subject to amortization at September 30, 2018 for the Successor are as follows:

Intangible Asset	Useful Life, Years	Gross Value	Accumulated Amortization	Net Book Value	Weighted Average Remaining Life, Years
Trademarks	3-15	$5,600	$(415)	$5,185	12.6
Developed Technologies	6-10	29,475	(2,926)	26,549	10.0
Customer Relationships	5-11	19,275	(2,800)	16,475	4.4
Non-Compete Agreement	3	50	(3)	47	2.5

		$54,400	$(6,144)	$48,256

The gross carrying amount and accumulated amortization of intangible assets subject to amortization at December 31, 2017 for the Successor are as follows:

Intangible Asset	Useful Life, Years	Gross Value	Accumulated Amortization	Net Book Value	Weighted Average Remaining Life, Years
Trademarks	6-15	$5,550	$(105)	$5,445	12.1
Developed Technologies	6-10	29,100	(729)	28,371	9.6
Customer Relationships	5	18,300	(872)	17,428	4.8

		$52,950	$(1,706)	$51,244

For the three and nine month period ending September 30, 2018, the Successor Company recorded amortization expense related to intangible assets in the amounts of $1,789 and $4,438 respectively. Based on the current amount of finite-lived intangible assets at September 30, 2018, amortization during the next five years and thereafter is estimated to be as follows:

Year Ended
September 30, 2019	$7,158
September 30, 2020	7,158
September 30, 2021	7,152
September 30, 2022	7,124
September 30, 2023	4,379
Thereafter	15,285

Totals	$48,256

We review goodwill and our intangible assets when potential indicators of impairment exist. No impairment was recorded for the three and nine month periods ending September 30, 2018 or September 30, 2017, respectively.

6	Debt

Predecessor Debt

Long-term debt of the Predecessor Company consisted of a term loan held on September 30, 2017. During the three and nine month periods ending September 30, 2017, the Predecessor incurred $86 and $158 respectively in interest expense related to the long-term debt. In connection with the AppRiver Acquisition, the outstanding balances of the long-term debt were paid in full on October 5, 2017.

AR Topco, LLC and Subsidiaries (in thousands)	12

Successor Term Loan

On October 3, 2017, the Successor, through its wholly-owned subsidiaries AR Midco LLC and AppRiver, entered into a Credit Agreement with a lender for $30,000, the proceeds of which were used to finance the AppRiver Acquisition which occurred on October 5, 2017 (see Note 3), which is when the loan funded. This term loan matures on October 3, 2023 and bears interest at the rate of either a Eurodollar rate or the Alternative Base Rate (the “ABR”), as elected by the Successor each quarter (the “Interest Period”). The ABR is the greater of either the Prime Rate, the US Federal Funds Effective Rate or an Adjusted LIBOR rate, as defined in the Credit Agreement, plus a margin of 3.75%, and subject to a floor of 2%. The Eurodollar rate is calculated as the (a) applicable LIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate, plus a margin of 4.75%, and subject to a floor of 1%. The default rate is the ABR. The interest rate in effect at September 30, 2018 and December 31, 2017 is 7.14% and 8.25% respectively. Interest payments are due on the last day of each of March, June, September and December; the first payment was due on December 31, 2017. Principal payments of 0.25% of the original loan amount are due on the same day as the interest payments; the first principal payment was also due December 31, 2017.

The balance outstanding at September 30, 2018 is $29,032. The Credit Agreement is secured by a lien on all our assets.

Successor Line of Credit

The Successor has a $5,000 revolving line of credit facility (the “Revolver”) provided by the same lender under the Credit Agreement explained above. As of September 30, 2018, there are no amounts outstanding under the Revolver. All amounts outstanding under the Revolver become due and payable on October 3, 2023.

The Credit Agreement contains various provisions, including compliance with certain financial covenants. AppRiver is in compliance with all debt covenants. The lender granted a waiver and extended the time for completion of such report and those covenants have already been satisfied or are being satisfied by the delivery of this report.

The following is a summary of our debt and borrowing arrangements at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Term loan	$29,700	$29,925

Less: Unamortized deferred financing costs	(668)	(769)

Total debt obligations	$29,032	$29,156

Less current portion:
Term loan	$300	$300

Total long-term debt obligations	$28,732	$28,856

Our scheduled debt principal payments at September 30, 2018 are as follows:

	Principal Payments
	Term Loan	Revolver	Total
September 30, 2019	300	—	$300
September 30, 2020	300	—	300
September 30, 2021	300	—	300
September 30, 2022	300	—	300
September 30, 2023	300	—	300
Thereafter	28,200	—	28,200

Totals	$29,700	$—	$29,700

Debt Financing Costs

In connection with the origination and closing of the Credit Agreement in October 2017, the Company incurred $802 of debt financing costs comprised of closing fees paid to the Lenders and fees paid to attorneys for legal advice. These fees are being amortized to Interest Expense over the life of the Credit Agreement and are presented in our accompanying consolidated balance sheet as a reduction in the balance of the related note payable. For the three and nine month periods ending September 30, 2018 for the Successor, the Company recorded amortization in the amount of $34 and $101 respectively. Accumulated amortization was $134 at September 30, 2018. Future amortization expense is expected to be $134 for each of the next four years and $134 in the final year.

The Company does not have any capitalized leases or any other debt-like arrangements or agreements.

AR Topco, LLC and Subsidiaries (in thousands)	13

7	Stock Option Plan and Profits Interest Plan

Stock Option Plan

In September 2011, the Predecessor adopted the AppRiver, LLC 2011 Option Plan (the Plan). In accordance with the terms of the Plan, selected persons may be granted options to purchase up to 2,000,000 units of the AppRiver Holdings, LLC’s non-voting member units at $6.00 per share.

The Predecessor accounts for stock-based compensation according to the provisions of ASC 718 which establishes the provision for accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at the grant date on the fair market value of the award and is recognized as expense on a straight-line basis over the employee’s requisite service period.

A summary of the status of Predecessor’s outstanding options as of September 30, 2017:

	Number	Weighted Average Exercise Price
Outstanding as of December 31, 2016	$100,000	$6.00
Granted	—	—
Exercised	(100,000)	$6.00

Outstanding as of September 30, 2017	$—	$—

During the period from January 1, 2017 to September 30, 2017, 100,000 shares were exercised at an exercise price of $6.00 per share under the Plan. As of September 30, 2017, the Predecessor had an unsecured receivable of $600 for amounts to be received from the option holder relating to this exercise, which is included in member’s receivable on the consolidated balance sheet. The $600 receivable was paid with proceeds from the sale of the Predecessor.

Profit Interest Plan

The Company, through its subsidiary, AppRiver Management Holding LLC, provides long-term incentive awards to certain key employees and executives. The Company has created a profits interests plan for the benefit of certain employees, officers and directors of AppRiver (“Grantees”) to further align the Grantees’ interests with those of the Company’s limited partners. The profits interests are for non-voting Series B common units (“Units”).

Grantees must execute a joinder to the Company’s Operating Agreement making the participant and its Successors and transferees bound as a member by the Operating Agreement and must file an Internal Revenue Code Section 83(b) election. The profits interests are subject to continued employment or engagement services and vest as defined in the agreement, typically over a five-year service period including a one-year cliff vesting of 20%. Unless otherwise provided in an applicable profits award agreement, upon termination, expiration or other cessation of a Grantee’s employment or engagement provided for any reason or no reason, at the election of Marlin Equity IV, LP, in its sole discretion, such Grantee’s units (other than unvested units, which will be forfeited) shall be subject to redemption by the Company.

The profits interests shall participate in any appreciation of the Company’s equity value after the effective date, and the participants represent that they understand that the profits interests are an investment with risk. Management accounts for the profits interests under ASC 718.

Management accounts for the Profits Interests under ASC 718. The directors of the Company approved the grant of 4,714 Units under the Profits Interest Plan to certain members of the Company’s management team as of October 5, 2017. The profits interest units had an estimated fair value of $0.13 per unit resulting in a Compensation expense that was not material to AppRiver’s statement of comprehensive loss.

In February 2018, the directors of the Company approved the grant of 555 additional Units under the Profits Interest Plan to certain members of the Company’s management team. An additional grant of 5,268 awards was approved by the directors of the Company in May 2018. An additional 3,605 shares are reserved for future awards. As of the date of this report, the Company is not able to determine the fair value of these award grants nor the future stock-based compensation expense that it will recognize in its consolidated statement of comprehensive loss for fiscal 2018. The Company does not believe that the future expense related to this stock-based compensation will have a material impact on its financial position, including its ability to comply with financial covenants imposed by its lender under the Credit Agreement explained in Note 6 – Debt. None of the profit interest units granted were vested as of September 30, 2018.

8	Employee Benefit Plan

AppRiver sponsors a 401(k) retirement plan (the Plan) covering substantially all of our U.S based employees who meet certain eligibility requirements. Participants may contribute any portion of their annual compensation up to the maximum amount established by the Internal Revenue Service for each calendar year. The terms of the Plan provide that AppRiver matches 100% of the first 3% of participants’ contributions and 50% of the next 2% of participants’ contributions. For the three and nine month periods ending September 30, 2018 for the Successor, AppRiver’s matching contributions to the Plan amounted to $178 and $521 respectively, and AppRiver’s discretionary profit sharing contribution amounted to $39 and $122 respectively. For the three and nine month periods ending September 30, 2017 for the predecessor, AppRiver’s matching contributions to the Plan amounted to $167 and $514 respectively, and AppRiver’s discretionary profit sharing contribution amounted to $38 and $112 respectively.

9	Related-party Transactions

We conduct business with other companies or individuals who are considered related parties.

AR Topco, LLC and Subsidiaries (in thousands)	14

Through the AppRiver Acquisition, the Company acquired a long-term lease for office space for which the landlord is a management company that is partially owned by two of the members of AppRiver Holdings LLC. The lease expires June 30, 2024. Each of the two members owns 42.5% of the management company as of September 30, 2018. As the present value of the current and future contract lease obligations under this lease agreement was greater than the estimated market lease rates over the term of the lease, as measured as of the closing date of the AppRiver Acquisition, a liability was recognized as part of the AppRiver Acquisition purchase price allocation. This liability will be charged against rent expense on a pro rata basis during the remaining term of the lease agreement. For the three and nine month periods ending September 30, 2018 for the Successor, the Company’s rent expense for the office space was $215 and $652 respectively. For the three and nine month periods ending September 30, 2017 for the Predecessor, the Company’s rent expense for the office space was $216 and $581 respectively.

We have a management services agreement with Marlin for management consulting and advisory services. We incurred $2,134 of transaction advisory fees which are included in general and administrative expenses within our consolidated statement of comprehensive loss. We also incurred $118 of out-of-pocket costs, primarily to reimburse Marlin for fees and travel expenses paid to consultants Marlin incurred on our behalf, and $300 of recurring management fees to Marlin, both of which are included in the line item General and Administrative expenses within our consolidated statement of comprehensive loss. For the three and nine month periods ending September 30, 2018 for the Successor, total fees, expenses and reimbursement costs incurred to Marlin were $715 and $1,751 respectively, of which the Company paid Marlin $534 and $1,672 during the periods. The Company’s payable to Marlin as of September 30, 2018 is $217 and is recorded in the line item Accounts Payable in the consolidated balance sheet.

For the three and nine month periods ending September 30, 2017 for the Predecessor, total fees, expenses and reimbursement costs incurred to Marlin were $0.

The recurring management fee is calculated as a percentage of revenue, payable to Marlin quarterly, or as otherwise restricted by our Credit Agreement.

10	Commitments and Contingencies

Operating Leases

The Company leases equipment and office space under several lease agreements which expire through 2024. The monthly obligation ranges between $1 to $69 during the periods presented. The future minimum rental payments are as follows:

$ in thousands
2019	$1,060
2020	964
2021	870
2022	894
2023	919

Totals	$4,707

For the three and nine month periods ending September 30, 2018, rent expense totaled $268 and $812 respectively. For the three and nine month periods ending September 30, 2017, rent expense totaled $264 and $790 respectively.

Sales Tax Payable/Receivable

The Company has determined that a sales tax nexus exists in multiple states. The Company entered into a Voluntary Disclosure agreement (“VDA”) with those states and recorded a liability for estimated sales taxes. The Company has also recorded a receivable for the corresponding amounts due from its customers to whom it concluded sales without withholding any required sales tax and believes it is probable the receivable amount will be collected. The receivable and payable amounts of this agreement have been included in the Sales Tax receivable and Sales Tax payable line items on the consolidated balance sheet at September 30, 2018. An escrow of $1,500 was established for the VDA process in connection with the business combination (see Note 3) since the buyers did not assume this liability.

11	Subsequent Events

Total Defense Acquisition

On October 8, 2018, the Company, through its wholly-owned affiliate AppRiver LLC, acquired 100% of the outstanding shares of Total Defense, Inc. (“TD”), a California based internet security company for a base purchase price of $11,000, hereinafter referred to as “the TD Acquisition.”

The TD Acquisition was accounted for using the acquisition method of accounting. Accordingly, the purchase price has been preliminarily allocated to identifiable tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the acquisition date. The purchase price includes (i) $10,000 cash tender offer and (ii) an additional consideration of up to $1,000 calculated based on the EBITDA amount achieved by TD for the twelve months ended December 31, 2018 (the “Earn-Out”).

The Company is still in the process of finalizing the allocation of purchase price. Details of the allocation of the purchase price to the fair value of the assets acquired and the liabilities assumed will be provided when these amounts have been determined.

Sale to Zix Corporation

On February 20, 2019, Zix Corporation (a public entity) acquired 100% of the issued and outstanding equity interests of the Company for $275,000, less outstanding Company indebtedness at the time of closing and certain accrued items and unpaid transaction expenses, and subject to a working capital adjustment.